Exhibit 99.1

American Land Lease

Supplemental Operating and Financial Data

For the Quarter Ended September 30, 2003

[LOGO]

AMERICAN

LAND LEASE

This Supplemental Operating and Financial Data is not an offer to sell or a solicitation to buy any of the securities of the Company. Any offers to sell or solicitations to buy any of the Company securities of the Company shall be made by means of prospectus.

AMERICAN LAND LEASE, INC.

SUPPLEMENTAL INFORMATION

FOR THE QUARTER ENDED SEPTEMBER 30, 2003

American Land Lease Announces Third Quarter 2003 Financial Results and

Declares Third Quarter 2003 Dividend

CLEARWATER, Fla., November 6 /PRNewswire/ — American Land Lease, Inc. (NYSE: ANL - news) today released results for third quarter 2003 and expectations for fourth quarter 2003 and declared a regular third quarter dividend.

Please refer to the Supplemental Information for definitions of non-GAAP measures and reconciliation of non-GAAP measures to GAAP measures.

Summary Financial Results

•	Diluted Earnings Per Share (“Diluted EPS”) were $0.44 for the three- month period ended September 30, 2003 as compared to $0.22 from the same period one year ago.

•	Funds from Operations (“FFO”) were $3.3 million, or $0.40 per diluted common share, for the quarter compared to $2.4 million, or $0.30 per diluted common share from the same period one year ago.

•	Unit volume in home sales was 125 new home closings, including 123 new homes sold on expansion home sites.

•	“Same Store” results provided a revenue increase of 7.5%, an expense increase of 1.0% and an increase of 11.0% in Net Operating Income.

•	Physical occupancy at September 30, 2003 was 6,131 sites or 96.5%, as compared to 6,017 sites or 96.6% as of June 30, 2003.

•	Results for the quarter included $971,000, $0.14 per diluted common share, in gains on the sale of interests in two real estate partnerships. These gains were not included in FFO.

Supplemental Information

The full text of this press release and Supplemental Information are available upon request or through the Company’s web site after 5:00 p.m. eastern standard time on Friday, November 7, 2003 at www.americanlandlease.com.

Management Comments

Bob Blatz, President of American Land Lease, commented, “We are pleased to report higher than expected results for the second quarter in a row. As in the second quarter, this pleasant surprise reflects better than projected performance of our home sales division, and the resulting positive effect that absorption from home sales is having on our property operations, plus, in this quarter, the benefit of selling our interest in two real estate partnerships. Both our occupied communities and new homes offered for sale continue to perform well in the current market.

Mr. Blatz added, “As we close out 2003, we expect to see home sales inline with our annual projections resulting in an outstanding year for our home sales business. Our continued investment in high quality communities has resulted in increased investments by homeowners – our third quarter new home price averaged $96,000 – a record high for the company. Our outlook is for continued success in our core property ownership business, our home sales/development business continues to be strong as we look towards 2004.”

Dividend Declaration

On November 5, 2003, the Board of Directors declared a regular third quarter dividend of $0.25 per share payable on November 25, 2003, to stockholders of record on November 20, 2003. The Company continues to offer a dividend reinvestment and stock purchase plan (DRIP) which allows stockholders of the Company to reinvest dividends paid on shares of Company common stock and make optional cash investments in additional shares of Company common stock at a discount. Stockholders can contact the Company to obtain information how to participate in the DRIP. (Point of Contact: Debbie Lollar, (727) 726-8868)

The Board of Directors reviews the dividend policy quarterly. The Company’s dividend is set quarterly and is subject to change or elimination at any time. The Company’s primary financial objective is to maximize long term, risk adjusted returns on investment for shareholders. While the dividend policy is considered within the context of this objective, maintenance of past dividend levels is not a primary investment objective of the Company and is subject to numerous factors including the Company’s profitability, capital expenditure plans, obligations related to principal payments and capitalized interest, and the availability of debt and equity capital at terms deemed attractive by the Company to finance these expenditures. The Company’s net operating loss may be used to offset all or a portion of its REIT taxable income, which may allow the Company to reduce or eliminate its dividends and still maintain its REIT status.

Operational Results

Third Quarter Property Operations

Third quarter revenue from property operations was $6,548,000 as compared to $6,105,000 in the same period one year ago, a 7.3% increase. Third quarter property operating expenses totaled $2,608,000 as compared to $2,501,000 in the same period one year ago, a 4.3% increase. The Company realized significant increases in rental income driven by annual rental rate increases and the absorption of new home sites through its home sales efforts. Property operating expenses increased as compared to the same period in the prior year driven primarily by increases in labor costs and property management overhead, offset by decreases in utility costs primarily associated with the completion of a wastewater project at one property. The combination of increased revenue and expenses resulted in an overall improvement in property operating margins from 59.0% in the prior year’s third quarter to 60.2% in the current quarter.

“Same Store” Results

Third quarter “same store” results reflect the results of operations for properties and golf courses owned for both the current and prior year periods. The same store properties account for 99% of the property operating revenues for the third quarter of 2003. We believe that same store information provides the ability to understand the changes in profitability for properties owned during both reporting periods that could not be obtained from a review of the consolidated income statement in periods where properties are acquired.

The same store results are as follows:

3Q03
Revenue	7.5%

Expense	1.0%

Net Operating Income	11.0%

We derive our increase in property revenue from (i) increases in rental rates and other charges at our properties and (ii) through the origination of leases on expansion home sites (absorption). We believe that “same site” information provides the ability to understand the changes in profitability related to the newly leased sites. “Same site” results reflect the results of operations excluding those sites leased subsequent to the beginning of the prior year period. Our presentation of same site results is a non-GAAP measure and should not be considered in isolation from and is not intended to represent an alternative measure to operating income or cash flow or any other measure of performance as determined in accordance with generally accepted accounting principles (“GAAP”).

We calculate absorption revenues as the rental revenue recognized on sites leased subsequent to the beginning of the prior year period. We estimate that 50% of the increase in expenses over the prior year is attributable to newly leased sites in our calculation of same site results. We believe that the allocation of expenses between same site and absorption is an appropriate allocation between fixed and variable costs of operating our properties.

Our same site, absorption, golf operations and total same store results for third quarter are as follows:

	Same Site Rental	Absorption	Same Site Golf	Same Store
Revenue	2.2%	5.0%	0.3%	7.5%
Expense	0.5%	0.5%	0.0%	1.0%
NOI	3.1%	7.4%	0.5%	11.0%

•

A reconciliation of same site and same store operating results used in the above calculations to total property revenues and property expenses, as determined under GAAP, for the three months ended September 30, 2003 and 2002 is reflected in the table below (in thousands):

		Three Months Ended September 30, 2003	Three Months Ended September 30, 2002	Change	% Change	Contribution to Same Store % Change(1)
Same site rental revenues		$5,950	$5,816	$134	2.3%	2.2%
Absorption rental revenues		403	102	301	295.1%	5.0%
Same site golf revenues		120	105	15	14.3%	0.3%

Same store revenues	A	6,473	6,023	450	7.5%	7.5%

Mini Storage revenue		69	66	3	4.5%
Other income		6	16	(10)	(62.5%)

Total property revenues	C	$6,548	$6,105	$443	7.3%

Same site rental expenses		$1,846	$1,834	$12	0.7%	0.5%
Absorption rental expenses		12	—	12	100.0%	0.5%
Same site golf expenses		293	295	(2)	(0.7%)	—

Same store expenses	B	2,151	2,129	22	1.0%	1.0%

Mini Storage expenses		38	46	(8)	(17.4%)
Expenses related to offsite management [2]		419	326	93	28.5%

Total property operating expenses	D	$2,608	$2,501	$107	4.3%

Same Store net operating income	A-B	$4,322	$3,894	$428	11.0%

Total net operating income	C-D	$3,940	$3,604	$336	9.3%

(1)	Contribution to Same Store % change is computed as the change in the individual component of same store revenue or expense divided by the total applicable same store base (revenue or expense) for the 2002 period. For example, same site rental revenue increase of $134 as compared to the total same store revenues in 2002 of $6,023 is a 2.2% increase ($134 / $6,023 = 2.2%).
(2)	Expenses related to offsite management reflect portfolio property management costs not attributable to a specific property.

Third Quarter Home Sales Operations

Third quarter new home sales volume was 125 closings, a 48.8% increase from the 84 closings in the same period in the prior year. Average selling price per home was $96,000 as compared to $80,000 in the same period in the prior year, a 20 % increase. The increase in closings compared to the prior year was balanced across the Company’s expansion communities, with increases in six communities and decreases in six communities. Brokerage profits were up 51.0% as compared with prior year’s results. Selling margins, excluding brokerage activities, improved to 27.8% in the quarter as compared to 25.8% in the same period in the prior year. This increase was driven by increased selling prices, increased manufacturer rebates associated with higher purchasing volumes, and the initial impact of cost savings efforts in home construction. These increases in revenue and cost savings were offset by increases in cost of homes purchased. Selling costs as a percentage of sales revenue decreased from 23.2% in the prior year’s period to 16.8% in the current year, reflecting better leverage of fixed costs in the home sales business. The backlog of contracts for closing stood at 101 home sales, a decrease of 17 contracts from the same period in the prior year. During the current quarter, the Company changed its policy for reporting sales backlog to include only those contracts that include a non-refundable deposit from the customer. The effect of this change in policy was to reduce the current period sales backlog by 20 contracts.

Sale of Partnership Interests

During the third quarter the Company sold its interests in two real estate partnerships. Both sales were made at a gain in order to increase our focus on core activities.

Comparison of Forecast

The table below highlights the comparison of the Company’s financial outlook for third quarter 2003 and its actual results:

	3rd Quarter 2003 Actual	3rd Quarter 2003 Projected
FFO	$0.40	$0.34 to $0.36
AFFO	$0.38	$0.31 to $0.33
Diluted Earnings Per Share	$0.44	$0.26 to $0.28
Same Store Sales
Revenue Growth	7.5%	7.8% to 9.6%
Expense Growth	1.0%	4.2% to 6.0%
NOI Growth	11.0%	8.8% to 10.0%
Home Sales Operating Income	$1,440,000	$750,000
General and Administrative Expenses	$687,000	$660,000
Other Income	$47,000	$76,000
Capital Replacements (per site)	$25	$32
Depreciation	$662,000	$682,000

The table below summarizes the Company’s financial outlook as of the date of this release and is based on the estimates and assumptions disclosed in this and previous press releases:

4th Quarter 2003 Projected
FFO	$0.34 to $0.36
AFFO	$0.31 to $0.33
Diluted Earnings Per Share	$0.26 to $0.28
Same Store Sales
Revenue Growth	7.9% to 9.6%
Expense Growth	4.5% to 6.5%
NOI Growth	9.0% to 11.0%
Home Sales Operating Income	$700,000
General and Administrative Expenses	$660,000
Other Income	$34,000
Capital Replacements (per unit)	$32
Depreciation	$675,000

Based on the outlook provided above, diluted earnings per share for the fourth quarter 2003 are expected to be $0.26 to $0.28 (FFO of $0.34 to $0.36) and for the full year 2003 are expected to be $1.39 to $1.41 (FFO of $1.42 to $1.44), resulting in an FFO growth rate of 17.4%. This represents an increase of $0.07 in FFO above the annual projection provided last quarter. The Company’s projected results for fourth quarter and full year 2003 include the impact of the continuing transition from its prior mortgage business, increased corporate governance costs, changing its method for accounting for stock-based compensation, and implementation of the High Performance Stock Plan. As the Company nears completion of its transition from the mortgage and other previous businesses to the land lease business, the Company is projecting a total decrease of $700,000 in other income for 2003 as compared to 2002 – equivalent to $0.09 per share reduction in FFO. The change in accounting method for stock-based compensation reduced 2003 projected earnings in excess of $0.02 per share. The Company’s Board of Directors and its Chief Executive Officer continue to be paid in stock and all stock-based compensation is expensed within the 2003 projections.

The Company’s earnings estimates would be adversely impacted by a reduction in home sales volume. Home sales volumes are dependent upon a number of factors, including consumer confidence and consumer access to financing sources. The financial and operating projections provided in this release are the result of management’s consideration of past operating performance, current and anticipated market conditions and other factors that management considers relevant from its past experience.

As of the date of this press release, the SEC and NYSE have not finalized all of the additional regulatory and administrative requirements resulting from recently passed legislation. When all of those requirements are finalized, the Company can complete its assessment of the impact of such requirements on its annual and quarterly earnings projections.

New Home Sales and Sites Leased

The Company saw increased activity in both its closings and contracts written for third quarter 2003 as compared to the same period in 2002. The Company closed 125 home sales in third quarter 2003, an increase of 49% over 2002 period. The Company remains committed to its program of generating continued revenue growth through new lease originations in its existing portfolio. The home sales business continues to provide the Company with additional earning home sites that have a greater return on investment than is currently available through the purchase of occupied communities.

Summary of home sales activity:

	Quarter ended September 30, 2003	Quarter ended September 30, 2002
New home closings	125	84
New home contracts	86	109
Home resales	9	6
Brokered home sales	53	33
New home contract backlog	101	118

In addition to the 125 home sales closed, the Company generated 86 contracts for future sales, bringing the total backlog to 101 homes at September 30, 2003. The average new home selling price increased 20% to $96,000 in the third quarter 2003 as compared to $80,000 in the third quarter of 2002.

The Company continued to make significant expenditures in marketing in anticipation of generating increased future sales volumes at its Arizona Communities. Management continues to project that the home sales business is profitable at an annual sales rate of 300 new homes.

Financing Activity

On July 31, 2003, the Company closed a revolving line of credit with a new lender for a total commitment of $16,000,000. The line of credit is secured by real property and improvements located in St. Lucie County, Florida and Maricopa County, Arizona. The loan bears interest at a rate equal to the thirty-day London Interbank Offered Rate (“LIBOR”) plus 200 basis points. This interest-only note matures in July 2005. The availability of funds to the Company under the line of credit is subject to certain borrowing base restrictions and other customary restrictions, including compliance with financial and other covenants.

Subsequent to September 30, 2003, the Company increased its floor plan facility to $15 million from the previous level of $11 million to support of the continued growth in the home sale business.

Acquisitions

As previously announced, the Company acquired an age-restricted community near Orlando, Florida on October 17, 2003. Known as “Woodlands at Church Lake,” this quality community of 301 home sites will add to the Company’s land bank an additional inventory of 171 home sites for development. The Company plans to make substantial capital investments in support of its development plan for this community.

Development Activity

The Company completed the first section of its new subdivision at Savanna Club, “Eagles Retreat,” providing an additional 58 developed home sites available for immediate occupancy. The Company expects to begin closing homes in the new subdivision during fourth quarter 2003.

In addition, in response to increased activity at “The Bluffs,” a new subdivision within the Riverside Community, the Company began construction of the next phase. Planning and permitting for subdivisions at two additional communities continued during the quarter.

American Land Lease, Inc. is a real estate investment trust (REIT) that holds interests in 28 manufactured home communities with 6,352 operational home sites, 887 developed expansion sites, 1,485 undeveloped expansion sites and 129 recreational vehicle sites.

Some of the statements in this press release, as well as oral statements made by the Company’s officials to analysts and stockholders in the course of presentations about the Company and conference calls following quarterly earnings releases, constitute “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include projections of the Company’s cash flow, dividends and anticipated returns on real estate investments. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include: general economic and business conditions; interest rate changes, financing and refinancing risks; risks inherent in owning real estate; future development rate of home sites; competition; the availability of real estate assets at prices which meet the Company’s investment criteria; the Company’s ability to reduce expense levels, implement rent increases, use leverage and other risks set forth in the Company’s Securities and Exchange Commission filings.

Management will hold a teleconference call, Monday, November 10, 2003 at 4:00 p.m. Eastern to discuss third quarter 2003 results. You can participate in the conference call by dialing, toll-free, (800) 374-5458 approximately five minutes before the conference call is scheduled to begin and indicating that you wish to join the American Land Lease third quarter 2003 results conference call. If you are unable to participate at the scheduled time, this information will be available for recorded playback from 5:30 p.m. EST, November 11, 2003 until midnight on November 17, 2003. To access the replay, dial toll free, (800) 642-1687 and request information from conference ID 3917551.

Contact:	Robert G. Blatz, President (727) 726-8868
Shannon E. Smith, Chief Financial Officer (727) 726-8868

SOURCE: American Land Lease, Inc.

Funds From Operations:

In addition to reviewing financial measures determined in accordance with generally accepted accounting principles (“GAAP”), we assess the performance of the business by using several generally accepted industry financial measures, including funds from operations and adjusted funds from operations, which are defined below. We believe these measures provide useful information regarding our performance, but these measures should not be considered alternatives to net income or net cash flow from operating activities, as determined in accordance with GAAP.

The Board of Governors of the National Association of Real Estate Investment Trusts (NAREIT) defines Funds From Operations (“FFO”) as net income or loss, computed in accordance with generally accepted accounting principles, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs) and after adjustments for unconsolidated partnerships and joint ventures. We calculate FFO beginning with the NAREIT definition and include adjustments for the minority interest in the Operating Partnership owned by persons other than us. FFO captures real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. FFO is not intended to replace net income or net cash provided by operating activities as determined under GAAP.

We define Adjusted Funds From Operations (“AFFO”) as FFO less capital replacement spending. Similar to FFO, AFFO captures real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property, and AFFO also reflects that capital expenditures are necessary to maintain or improve the associated real estate assets. AFFO is not intended to replace net income or net cash provided by operating activities as determined under GAAP.

GLOSSARY

GLOSSARY OF NON-GAAP FINANCIAL AND OPERATING MEASUREMENTS Financial and operational measurements found in the Earnings Release and Supplemental Information include certain non-GAAP financial measurements standardly used by American Land Lease management. Measurements include Funds from Operations (“FFO”), which is an industry-accepted measurement as based on the definition of the National Association of Real Estate Investment Trusts (NAREIT). These terms are defined below and, where appropriate, reconciled to the most comparable Generally Accepted Accounting Principles (GAAP) measurements on the accompanying supplement schedules.

FUNDS FROM OPERATIONS (“FFO”): is a commonly used term defined by NAREIT as net income (loss), computed in accordance with GAAP, excluding gains and losses from extraordinary items, dispositions of depreciable real estate property, disposals of discontinued operations, net of related income taxes, plus real estate related depreciation and amortization (excluding amortization of financing costs), including depreciation for unconsolidated real estate partnerships, joint ventures and discontinued operations. American Land Lease calculates FFO based on the NAREIT definition, as further adjusted for the minority interest in the American Land Leases’s operating partnership (Asset Investors Operating Partnership). This supplemental measure captures real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciable assets such as machinery, computers or other personal property. There can be no assurance that American Land Lease’s method for computing FFO is comparable with that of other real estate investments trusts.

ADJUSTED FUNDS FROM OPERATIONS (“AFFO”): is FFO less both Capital Replacement expenditures and Capital Enhancement expenditures. Similar to FFO, AFFO captures real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property, and AFFO also reflects that Capital Replacements are necessary to maintain the associated real estate assets.

SAME STORE RESULTS: represent an operating measure that is used commonly to describe properties that have been in the portfolio for a period of time and therefore serve as a good basis upon which to review comparative performance data. American Land Lease’s definition of Same Store communities are communities that are owned during both the current and comparable prior year period.

SAME SITE RESULTS: represent an operating measure that is used to describe homesites that have been in the portfolio for a period of time and therefore serve as a good basis upon which to review comparative performance data. American Land Lease’s definition of Same Site is individual homesites that were operational during both the current and comparable prior year period. Absorbed incremental homesites are not included in this calculation.

OPERATIONAL HOME SITE: represents those sites within our portfolio that are/or have been leased to a tenant. Operational Home Sites and their relative occupancy provide a measure of stabilized portfolio status.

DEVELOPED HOME SITE: represents those sites within our portfolio that have not been occupied, but for which a majority of the infrastructure has been completed.

UNDEVELOPED HOME SITE: represent those sites within our portfolio that have not been fully developed and require construction of substantial lateral improvements such as roads.

CAPITAL REPLACEMENT: represents capitalized spending which maintains a property. American Land Lease generally capitalizes spending for items that cost more than $250 and have a useful life of more than one year. A common example is street repaving. This spending is better considered a recurring cost of preserving an asset rather than as an additional investment. It is a cash proxy for depreciation.

CAPITAL ENHANCEMENT: represents capitalized spending which adds a material feature increases overall community value or revenue source. An example is the addition of a marina facility to an existing community.

USED HOME SALE: represents the sale of a home previously owned by a third party and where American Land Lease has acquired title through an eviction proceeding or through purchase from a third party.

GROSS DISTRIBUTION PAYOUT RATIO: This is calculated as the dividend per share divided by FFO and AFFO per share, respectively.

DISTRIBUTION PAYOUT RATIO NET OF DRIP: this is calculated as dividend per share less amounts reinvested pursuant to the dividend reinvestment plan divided by FFO and AFFO per share, respectively.

American Land Lease – Class A Properties

Riverside Club – Ruskin, Florida

[Riverside Clubhouse picture goes here]

Riverside Clubhouse

[Riverside Club Pool picture goes here]

Riverside Club Pool

[Riverside Home picture goes here]

Riverside Home

[Riverside Home picture goes here]

Riverside Home

Savanna Club – Port St. Lucie, Florida

[Savanna Clubhouse picture goes here]

Savanna Clubhouse

[Savanna Streetcape picture goes here]

Savanna Streetcape

Savanna Club Home

[Savanna Club Home picture goes here]

Savanna Club Home

[Savanna Club Home picture goes here]

Savanna Club Home

Desert Harbor - Apache Junction, Arizona

[Desert Harbor - Entrance picture goes here]

Desert Harbour - Entrance

[Desert Harbor - Home picture goes here]

Desert Harbor - Home

[Desert Harbor - Home picture goes here]

Desert Harbor - Home

American Land Lease – Class B Properties

Forest View Estates – Homosassa, Florida

[Forest View Clubhouse picture goes here]

Forest View Clubhouse

[Forest View Home picture goes here]

Forest View Home

Royal Palm – Haines City, Florida

[Royal Palm Clubhouse picture goes here]

Royal Palm Clubhouse

[Royal Palm House picture goes here]

Royal Palm Home

Lost Dutchman – Apache Junction, Arizona

[Lost Dutchman Recreation Area picture goes here]

Lost Dutchman Recreation Area

[Lost Dutchman Home picture goes here]

Lost Dutchman Home

AMERICAN LAND LEASE INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands)

	As of
	September 30, 2003	June 30, 2003	March 31, 2003	December 31, 2002	September 30, 2002
	(unaudited)	(unaudited)	(unaudited)	(audited)	(unaudited)
ASSETS
Real Estate	$198,806	$192,099	$186,427	$184,389	$183,188
Less accumulated depreciation	(19,453)	(18,825)	(18,214)	(17,818)	(17,268)
Real estate under development	36,669	38,429	40,081	40,053	38,857

Total Real Estate	216,022	211,703	208,294	206,624	204,777
Cash and cash equivalents	3,077	978	2,422	1,223	1,195
Inventory	10,335	12,192	11,689	10,101	10,767
Investments in unconsolidated real estate partnerships	—	1,692	1,687	1,684	1,760
Other Assets	8,774	8,242	8,954	8,330	8,825
Assets held for sale	418	599	791	881	919

Total Assets	$238,626	$235,406	$233,837	$228,843	$228,243

LIABILITIES AND EQUITY
Liabilities
Secured long-term notes payable	$111,236	$110,906	$103,588	$97,201	$97,839
Secured short-term financing	8,921	10,188	17,228	19,118	17,113
Accounts payable and accrued liabilities	10,310	8,254	7,643	7,544	8,305
Liabilities related to assets held for sale	7	10	11	8	13

Total Liabilities	130,474	129,358	128,470	123,871	123,270

Minority Interest in Operating Partnership	13,849	13,815	13,320	13,130	13,028

STOCKHOLDERS’ EQUITY
Preferred Stock, par value 101 per share; 1,000 shares authorized, no shares issues or outstanding	—	—	—	—	—
Common Stock, par value $.01 per share; 12,000 shares authorized	88	88	87	86	86
Additional paid-in-capital	282,719	282,246	281,607	280,665	280,514
Notes receiveable from officers re common stock purchases	(814)	(833)	(845)	(848)	(857)
Deferred compensation re restricted stock	(1,487)	(1,642)	(1,033)	(396)	(408)
Dividends in excess of accumulated earnings	(159,591)	(161,014)	(161,157)	(161,280)	(161,005)
Treasury Stock at Cost	(26,612)	(26,612)	(26,612)	(26,385)	(26,385)

Total Stockholders’ Equity	94,303	92,233	92,047	91,842	91,945

Total Liabilities and Stockholders’ Equity	$238,626	$235,406	$233,837	$228,843	$228,243

AMERICAN LAND LEASE INC. AND SUBSIDIARIES

DEBT ANALYSIS

(in thousands)

(unaudited)

	As of
	September 30, 2003	June 30, 2003	March 31, 2003	December 31, 2002	September 30, 2002
DEBT OUTSTANDING
Mortgage Loans Payable - Fixed	$87,139	$87,805	$88,458	$89,107	$89,741
Mortgage Loans Payable - Floating	24,097	23,101	15,130	8,094	8,098
Floor Plan Facility	8,921	9,988	9,700	7,490	7,785
Line of Credit	—	200	7,528	11,628	9,328

Total Debt	$120,157	$121,094	$120,816	$116,319	$114,952

% FIXED/FLOATING
Fixed	72.5%	72.5%	73.2%	76.6%	78.1%
Floating	27.5%	27.5%	26.8%	23.4%	21.9%

Total	100.00%	100.00%	100.00%	100.00%	100.00%

AVERAGE INTEREST RATES
Mortgage Loans Payable - Fixed	7.2%	7.2%	7.2%	7.2%	7.2%
Mortgage Loans Payable - Floating	4.8%	4.8%	5.3%	6.7%	6.7%
Floor Plan Facility	7.5%	7.8%	6.9%	7.5%	7.2%
Line of Credit	3.1%	4.3%	4.3%	4.8%	4.8%

Total Weighted Average	6.8%	6.8%	6.8%	7.0%	7.0%

DEBT RATIOS
Debt/Total Market Cap(1)	44.8%	47.4%	50.5%	51.2%	50.5%

Debt/Gross Assets	50.4%	51.4%	51.7%	50.8%	50.4%

	October 1, to December 31, 2003	December 31, 2004	December 31, 2005	December 31, 2006	December 31, 2007
MATURITIES
Line of Credit(2)	$—	$—	$—	$—	$—
Mortgage Loans Maturities - Scheduled	686	2,862	3,071	3,292	3,534
Mortgage Loans Maturities - Balloon	—	—	854	—	10,865
Floor Plan Facility(3)	8,921	—	—	—	—

Total	$9,607	$2,862	$3,925	$3,292	$14,399

(1)	Computed based upon closing price as reported on NYSE as of the period ended.
(2)	As of September 30, 2003, no amounts were owed on the Company’s line of credit. The Company’s line of credit expires in August 2005
(3)	Discretionary, non-committed facility whose individual advances mature at different dates between 360 and 540 days from advance date.

AMERICAN LAND LEASE INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	September 30, 2003	June 30, 2003	March 31, 2003	December 31, 2002	September 30, 2002
RENTAL PROPERTY OPERATIONS
Rental and other property revenues	$6,428	$6,366	$6,381	$6,098	$6,000
Golf course operating revenues	120	173	338	137	105

Total property operating revenues	6,548	6,539	6,719	6,235	6,105
Property operating expenses	(2,315)	(2,297)	(2,347)	(2,223)	(2,206)
Golf course operating expenses	(293)	(319)	(303)	(293)	(295)

Total property operating expenses	(2,608)	(2,616)	(2,650)	(2,516)	(2,501)
Depreciation	(662)	(660)	(649)	(648)	(597)

Income from rental property operations	3,278	3,263	3,420	3,071	3,007

SALES OPERATIONS
Home sales revenue	12,354	7,771	7,890	7,409	6,620
Cost of home sales	(8,920)	(5,531)	(5,784)	(5,593)	(4,910)

Gross profit on home sales	3,434	2,240	2,106	1,816	1,710
Commissions earned on brokered sales	151	117	126	102	102
Commissions paid on brokered sales	(74)	(60)	(65)	(55)	(51)

Gross profit on brokered sales	77	57	61	47	51
Selling and marketing expenses	(2,071)	(1,604)	(1,828)	(1,480)	(1,534)

Income (loss) from sales operations	1,440	693	339	383	227
General and administrative expenses	(687)	(661)	(618)	(490)	(499)
Interest and other income	47	150	296	81	211
Gain (loss) on sale of real estate	971	—	—	—	—
Interest expense	(1,344)	(1,371)	(1,284)	(1,310)	(1,256)
Equity in income of unconsolidated real estate partnerships	—	17	20	(53)	17

Income before minority interest in Operating Partnership	3,705	2,091	2,173	1,682	1,707
Minority interest in Operating Partnership	(443)	(247)	(261)	(190)	(214)

Income from continuing operations	3,262	1,844	1,912	1,492	1,493

DISCONTINUED OPERATIONS:
(Loss) Income from discontinued operations	(123)	17	(71)	(57)	52

NET INCOME	$3,139	$1,861	$1,841	$1,435	$1,545

Basic earnings from continuing operations	$0.47	$0.27	$0.28	$0.22	$0.22
Basic (loss) earnings from discontinued operations	(0.01)	—	(0.01)	(0.01)	0.01

Basic earnings per share	$0.46	$0.27	$0.27	$0.21	$0.23

Diluted earnings from continuing operations	$0.46	$0.26	$0.28	$0.22	$0.22
Diluted (loss) earnings from discontinued operations	(0.02)	—	(0.02)	(0.01)	—

Diluted earnings per share	$0.44	$0.26	$0.26	$0.21	$0.22

Weighted average common shares outstanding	6,890	6,866	6,839	6,799	6,786

Weighted average common shares and common share equivalents outstanding	7,131	7,056	6,951	6,881	6,891

Dividends paid per share	$0.25	$0.25	$0.25	$0.25	$0.25

Contribution Margin to Net Income from Rental Property Operations and Home Sales

(in thousands)

(unaudited)

[GRAPHIC]

AMERICAN LAND LEASE INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

PER DILUTIVE SHARE

(unaudited)

	Three Months Ended
	September 30, 2003	June 30, 2003	March 31, 2003	December 31, 2002	September 30, 2002
RENTAL PROPERTY OPERATIONS
Rental and other property revenues	$0.90	$0.90	$0.92	$0.89	$0.87
Golf course operating revenues	0.02	0.03	0.05	0.02	0.02

Total property operating revenues	0.92	0.93	0.97	0.91	0.89
Property operating expenses	(0.33)	(0.33)	(0.34)	(0.32)	(0.32)
Golf course operating expenses	(0.04)	(0.04)	(0.04)	(0.05)	(0.04)

Total property operating expenses	(0.37)	(0.37)	(0.38)	(0.37)	(0.36)
Depreciation	(0.09)	(0.10)	(0.09)	(0.09)	(0.09)

Income from rental property operations	0.46	0.46	0.50	0.45	0.44

SALES OPERATIONS
Home sales revenue	1.73	1.10	1.13	1.08	0.96
Cost of home sales	(1.25)	(0.78)	(0.83)	(0.82)	(0.71)

Gross profit on home sales	0.48	0.32	0.30	0.26	0.25
Commissions earned on brokered sales	0.02	0.02	0.02	0.01	0.01
Commissions paid on brokered sales	(0.01)	(0.01)	(0.01)	—	—

Gross profit on brokered sales	0.01	0.01	0.01	0.01	0.01
Selling and marketing expenses	(0.29)	(0.23)	(0.26)	(0.21)	(0.23)

Income (loss) from sales operations	0.20	0.10	0.05	0.06	0.03
General and administrative expenses	(0.10)	(0.09)	(0.09)	(0.07)	(0.07)
Interest and other income	0.01	0.02	0.04	0.01	0.03
Gain (loss) on sale of real estate	0.14	—	—	—	—
Interest expense	(0.19)	(0.19)	(0.18)	(0.19)	(0.18)
Equity in income of unconsolidated real estate partnerships	—	—	—	(0.01)	—

Income before minority interest in Operating Partnership	0.52	0.30	0.32	0.25	0.25
Minority interest in Operating Partnership	(0.06)	(0.04)	(0.04)	(0.03)	(0.03)

Income from continuing operations	0.46	0.26	0.28	0.22	0.22

DISCONTINUED OPERATIONS:
(Loss) Income from discontinued operations	(0.02)	—	(0.02)	(0.01)	—

NET INCOME	$0.44	$0.26	$0.26	$0.21	$0.22

AMERICAN LAND LEASE INC. AND SUBSIDIARIES

COMMON SIZE INCOME STATEMENT

AS A PERCENTAGE TOTAL RENTAL PROPERTY AND HOME SALES REVENUE

(unaudited)

	Three Months Ended
	September 30, 2003	June 30, 2003	March 31. 2003	December 31, 2002	September 30, 2002
RENTAL PROPERTY OPERATIONS
Rental and other property revenues	34.0%	44.5%	43.7%	44.7%	47.2%
Golf course operating revenues	0.6%	1.2%	2.3%	1.0%	0.8%

Total property operating revenues	34.6%	45.7%	46.0%	45.7%	48.0%

Property operating expenses	-12.2%	-16.1%	-16.1%	-16.3%	-17.3%
Golf course operating expenses	-1.6%	-2.2%	-2.1%	-2.1%	-2.3%

Total property operating expenses	-13.8%	-18.3%	-18.2%	-18.4%	-19.6%
Depreciation	-3.5%	-4.6%	-4.4%	-4.7%	-4.7%

Income from rental property operations	17.3%	22.8%	23.4%	22.6%	23.7%

SALES OPERATIONS
Home sales revenue	65.4%	54.3%	54.0%	54.3%	52.0%
Cost of home sales	-47.2%	-33.7%	-39.6%	-41.0%	-38.6%

Gross profit on home sales	18.2%	15.6%	14.4%	13.3%	13.4%

Commissions earned on brokered sales	0.8%	0.8%	0.9%	0.7%	0.8%
Commissions paid on brokered sales	-0.4%	-0.4%	-0.4%	-0.4%	-0.4%

Gross profit on brokered sales	0.4%	0.4%	0.5%	0.3%	0.4%

Selling and marketing expenses	-11.0%	-11.2%	-12.5%	-10.9%	-12.1%

Income (loss) from sales operations	7.6%	4.8%	2.4%	2.7%	1.7%

General and administrative expenses	-3.6%	-4.6%	-4.2%	-3.6%	-3.9%
Interest and other income	0.2%	1.1%	2.0%	0.6%	1.7%
Gain (loss) on sale of real estate	5.1%	0.0%	0.0%	0.0%	0.0%
Interest expense	-7.1%	-9.6%	-8.8%	-9.6%	-9.9%
Equity in income of unconsolidated real estate partnerships	0.0%	0.1%	0.1%	-0.4%	0.1%

Income before minority interest in Operating Partnership	19.5%	14.6%	14.9%	12.3%	13.4%
Minority interest in Operating Partnership	-2.3%	-1.7%	-1.8%	-1.4%	-1.7%

Income from continuing operations	17.2%	12.9%	13.1%	10.9%	11.7%

DISCONTINUED OPERATIONS:
(Loss) Income from discontinued operations	-0.6%	0.1%	-0.5%	-0.4%	0.4%

NET INCOME	16.6%	13.0%	12.6%	10.5%	12.1%

AMERICAN LAND LEASE INC. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO FFO AND AFFO

(Amounts in thousands, except per share/OP unit amounts) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Net Income	$3,139	$1,545	$6,841	$4,415
Adjustments:
Minority interest in operating partnership	443	214	951	613
Real estate depreciation	662	597	1,972	1,854
Recovery of common stock escrowed to secure management contracts	—	—	(227)	—
(Gain) on sale of interest in unconsolidated real estate partnerships	(971)	—	(971)	—
Discontinued Operations
Real estate depreciation	1	9	3	26
Minority interest in operating partnership attributed to discontinued operations	(17)	7	(24)	20
Loss on sale of real estate			98
Depreciation from unconsolidated real estate partnerships	—	—	33	—

Funds From Operations (FFO)	3,257	2,372	8,676	6,928
Capital Replacements	(181)	(182)	(687)	(546)

Adjusted Funds from Operations (AFFO)	$3,076	$2,190	$7,989	$6,382

Weighted Average Common Shares/OP Units Outstanding:	8,059	7,805	7,990	7,753

Per Common Share and OP Unit:
FFO:	$0.40	$0.30	$1.09	$0.89
AFFO:	$0.38	$0.28	$1.00	$0.82

Payout Ratio Per Common Share and OP Unit:
Gross Distribution Payout
FFO:	62.2%	83.3%	68.8%	84.2%
AFFO:	65.5%	89.3%	75.0%	91.4%

Distribution payout net of DRIP reinvestment
FFO:	55.8%	77.3%	60.1%	77.0%
AFFO:	58.7%	82.8%	65.5%	83.6%

FFO/ AFFO Common Share/OP Unit

[GRAPHIC]

Same Site Results – Quarter Ended September 30, 2003

		Three Months Ended September 30, 2003	Three Months Ended September 30, 2002	Change	% Change	Contribution to Same Store % Change(1)
Same site rental revenues		$5,950	$5,816	$134	2.3%	2.2%
Absorption rental revenues		403	102	301	295.1%	5.0%
Same site golf revenues		120	105	15	14.3%	0.3%

Same store revenues	A	6,473	6,023	450	7.5%	7.5%

Mini Storage revenue		69	66	3	4.5%
Other income		6	16	(10)	(62.5%)

Total property revenues	C	$6,548	$6,105	$443	7.3%

Same site rental expenses		$1,846	$1,834	$12	0.7%	0.5%
Absorption rental expenses		12	—	12	100.0%	0.5%
Same site golf expenses		293	295	(2)	(0.7%)	—

Same store expenses	B	2,151	2,129	22	1.0%	1.0%

Mini Storage expenses		38	46	(8)	(17.4%)
Expenses related to offsite management (2)		419	326	93	28.5%

Total property operating expenses	D	$2,608	$2,501	$107	4.3%

Same Store net operating income	A-B	$4,322	$3,894	$428	11.0%

Total net operating income	C-D	$3,940	$3,604	$336	9.3%

(1)	Contribution to Same Store % change is computed as the change in the individual component of same store revenue or expense divided by the total applicable same store base (revenue or expense) for the 2002 period. For example, same site rental revenue increase of $134 as compared to the total same store revenues in 2002 of $6,023 is a 2.2% increase ($134 / $6,023 = 2.2%).
(2)	Expenses related to offsite management reflect portfolio property management costs not attributable to a specific property.

Same Site Results – Nine Months Ended September 30, 2003

		Nine Months Ended September 30, 2003	Nine Months Ended September 30, 2002	Change	% Change	Contribution to Same Store % Change(1)
Same site rental revenues		$18,135	$17,313	$822	4.7%	4.6%
Absorption rental revenue		798	152	646	425.0%	3.6%
Same store golf revenues		631	598	33	5.5%	0.1%

Total same store revenues	A	19,564	18,063	1,501	8.3%	8.3%

Mini Storage Revenue		218	213	5	2.3%
Other income		25	36	(11)	(30.6%)

Total property revenues	C	$19,807	$18,312	$1,495	8.2%

Same site rental expenses		$5,559	$5,428	$131	2.4%	2.1%
Absorption rental expenses		76	—	76	100%	1.2%
Same store golf operating expenses		915	929	(14)	(1.5%)	(0.3%)

Total same store expenses	B	6,550	6,357	193	3.0%	3.0%

Mini Storage Expenses		115	127	(12)	(9.4%)
Expenses related to offsite management(2)		1,209	1,041	168	16.1%

Total property operating expenses	D	$7,874	$7,525	$349	4.6%

Same store net operating income	A-B	$13,014	$11,706	$1,308	11.2%

Total net operating income	C-D	$11,933	$10,787	$1,146	10.6%

(1)	Contribution to Same Store % change is computed as the change in the individual component of same store revenue or expense divided by the total applicable same store base (revenue or expense) for the 2002 period. For example, same site rental revenue increase of $822 as compared to the total same store revenues in 2002 of $18,063 is a 4.6% increase ($822 / $18,063 = 4.6%).
(2)	Expenses related to offsite management reflect portfolio property management costs not attributable to a specific property.

SAME STORE ANALYSIS

TRAILING FIVE QUARTERS

AMERICAN LAND LEASE, INC.

[GRAPHIC]

AMERICAN LAND LEASE, INC. AND SUBSIDIARIES

NUMBER OF HOMESITES AND AVERAGE RENT BY COMMUNITY

AS OF SEPTEMBER 30, 2003

Community	Location	Operational Home Sites	Occupancy	Average Monthly Rent	RV Sites	Undeveloped Home Sites	Developed Home Sites	Year(s) First Developed
Owned Communities
Blue Heron Pines	Punta Gorda, FL	243	100%	$344	—	79	89	1983/1999
Brentwood	Hudson, FL	108	96	263	—	20	38	1984
Serendipity	Ft. Myers, FL	338	93	309	—	—	—	1971/1974
Stonebrook	Homosassa, FL	141	99	283	—	—	78	1987/1997
Sun Lake	Grand Island, FL	309	98	315	—	—	94	1980
Sun Valley	Tarpon Springs, FL	261	100	386	—	—	—	1972
Caribbean Cove	Orlando, FL	263	94	337	—	—	22	1984
Forest View	Homosassa, FL	231	100	274	—	—	78	1987/1997
Gulfstream Harbor	Orlando, FL	386	98	375	—	—	0	1980
Gulfstream Harbor II	Orlando, FL	299	100	369	—	29	12	1988
Lakeshore Villas	Tampa, FL	280	99	378	—	—	—	1972
Park Royale	Pinellas Park, FL	279	96	397	—	—	30	1971
Pleasant Living	Riverview, FL	244	99	323	—	—	2	1979
Riverside GCC	Ruskin, FL	302	100	439	—	592	67	1981
Royal Palm	Haines City, FL	252	98	289	—	116	7	1971
Cypress Greens	Lakeland, FL	131	100	227	—	—	133	1986
Savanna Club	Port St. Lucie, FL	566	99	235	—	514	62	1999

	Sub-total Florida	4,633				1,350	712

Blue Star	Apache Junction, AZ	22	77	269	129	—	—	1955
Brentwood West	Mesa, AZ	350	96	397	—	—	—	1972/1987
Casa Encanta	Mesa, AZ	—	0	—	—	135	—	1970
Desert Harbor	Apache Junction, AZ	126	90	345	—	—	80	1997
Fiesta Village	Mesa, AZ	170	70	338	—	—	—	1962
La Casa Blanca	Apache Junction, AZ	198	89	348	—	—	—	1993
Lost Dutchman	Apache Junction, AZ	165	95	296	—	—	95	971/1979/1999
New Era	Tucson & Marana, AZ	18	83	322	—	—	—	1998
Rancho Mirage	Apache Junction, AZ	312	94	365	—	—	—	1994
Sun Valley	Apache Junction, AZ	268	95	303	—	—	—	1984

	Sub-total Arizona	1,629				135	175

Mullica Woods	Egg Harbor City, NJ	90	100	456	—	—	—	1985

Total Communities	28	6,352	96%	$333	129	1,485	887

(1)	We define opertional home sites as those sites within our portfolio that have been leased to a tenant during our ownership of the community. Since our porfolio contains a large inventory of developed home sites that have not been occupied during our ownership, we have expressed occupancy as the number of occupied sites as a percentage of operational home sites. We believe this measure most accurately describes the performance of an individual property relative to prior periods and other properties within our portfolio. The occupancy of all developed sites was 81% across the entire portfolio. Including sites not yet developed, occupancy was 67% September 30, 2003.

Portfolio Summary

	Operational Home sites		Developed Home sites	Undeveloped Home sites	RV Sites	Total
As of December 31, 2002	6,090		1,123	1,543	129	8,885
Properties developed	—		58	(58)	—	—
New lots purchased	—		6	—	—	6
Lots sold	(38)		—	—	—	(38)
New leases originated	300		(300)	—	—	—

As of September 30, 2003	6,352	(1)	887	1,485	129	8,853

(1)	As of September 30, 2003, 6,131 of these operational home sites were occupied.

Occupancy Roll Forward

	Occupied Home sites	Operational Home sites	Occupancy
As of December 31, 2002	5,895	6,090	96.8%
New home sales	311	300
Used home sales	30	—
Used homes acquired	(47)	—
Lots Sold	(31)	(38)
Homes constructed by others	5
Lots Purchased	—	—
Homes removed from previously leased sites	(32)	—

As of September 30, 2003	6,131	6,352	96.5%

Current Quarter Return on Home Sales Business

For the three months ended September 30, 2003 and 2002, we estimate our profit or loss attributable to the sale of homes situated on expansion home sites as follows:

	Three Months Ended September 30, 2003	Three Months Ended September 30, 2002
Reported income (loss) from sales operations	$1,440,000	$227,000
Used home sales and brokerage business income	(77,000)	(90,000)

Adjusted income (loss) for proforma analysis	$1,363,000	$137,000

The leases facilitated by the home sales business during the three month periods ended September 30, 2003 and 2002 are estimated to provide a first year return on investment of 12.7% and 13.9%, respectively, as shown below based upon unaudited pro forma information. This compares to the 8.0% return realized for the year ended December 31, 2002 for our earning sites. The decrease in return on the home sales business from 2002 to 2003 is driven primarily by (i) increases in the per site cost of development as a result of larger lots to accommodate larger homes and (ii) increased lease incentives given in 2003 over 2002, resulting in lower profit, offset partially by increased profitability of our home sales business resulting from more home sales over which the fixed costs are allocated.

		Total Portfolio for Year Ended December 31, 2002	Three Months Ended September 30, 2003	Three Months Ended September 30, 2002
Expansion sites leased during three months ended September 30, 2003 and 2002			123	84

Profit from portfolio (actual 2002) or estimated first year annualized profit on leases originated during the period (for the three months ended September 30, 2003 and 2002)[1]	A	$14,665,000	$460,000	$266,000

Costs, including development costs of sites leased [1]		$182,455,000	$4,989,000	$2,054,000
Home sales income (loss) attributable to sites leased		—	1,363,000	137,000

Total investment in operating properties (actual 2002) or total costs incurred to originate ground leases (estimated for three months ended September 30, 2003 and 2002 [1]	B	$182,455,000	$3,626,000	$1,917,000

Return on investment for earning sites (actual 2002) or estimated first year annualized return on investment (for the three months ended September 30, 2003 and 2002) [1]	A/B	8.0%	12.7%	13.9%

[1]	A reconciliation of our return on investment for operational sites for the year ended December 31, 2002 to property income before depreciation and investment in operational sites is shown below.

December 31, 2002
Rental and other property revenues	$24,039,000
Property operating expenses	(9,374,000)

Property income before depreciation (A)	$14,665,000

Real estate assets, net	$207,500,000
Add: Accumulated depreciation	17,827,000
Less: Real estate under development	(40,053,000)
Less: Cost of home sites ready for intended use	(2,819,000)

Investment in operational sites (B)	$182,455,000

Return on investment in operational sites (A/B)	8.0%

AMERICAN LAND LEASE INC. AND SUBSIDIARIES

KEY HOME SALES STATISTICS

	September 30, 2002	December 31, 2002	March 31, 2003	June 30, 2003	September 30, 2003	Qtr over Qtr Increase/ Decrease	Qtr over Qtr % Change
New home closings	84	90	98	88	125	37	42.0%
New home contracts	109	87	171	105	86	(19)	-18.1%
Home resales	6	19	14	11	9	(2)	-18.2%
Brokered home sales	33	43	45	44	53	9	20.5%
New home contract backlog	118	95	145	165	102	(63)	-38.2%

Average Selling Price	$80,000	$82,000	$79,000	$85,000	$96,000	$11,000	12.9%

Average Gross Margin Percentage	25.8%	24.5%	26.7%	28.8%	27.8%	-1.0%	-3.5%

American Land Lease, Inc.

Units Sold for Trailing Eight Quarters

[GRAPHIC]

AMERICAN LAND LEASE, INC. AND SUBSIDIARIES

DEVELOPMENT SUMMARY

Summary of 2003 Program

Community	Sites to be Developed	Projected Completion
Savanna Club:
Phase 7	216	1/04
Phase 8	195	4/04
Riverside Club:
Phase 4	148	2/04
Phase 5 & 6	212	7/05
Phase 7	208	8/06
Royal Palm	114	4/04
Blue Heron Pines	80	7/04
Brentwood	48	4/04

American Land Lease, Inc. and Subsidiaries

Outlook and Forward Looking Statement

Fourth Quarter 2003 and YTD 2003

(unaudited)

The Outlook information provided on this Supplemental Schedule contains information that is forward-looking, including, statements concerning projected fourth quarter and full year 2003 results. These forward-looking statements are based on current expectations, estimates, and projections about the markets and the industry in which American Land Lease operates as well as management’s beliefs and assumptions. These forward-looking statements are also based on certain risks and uncertainties, including but not limited to general economic and business conditions; interest rate changes; financing and refinancing risks; risks inherent in owning real estate or debt secured by real estate; future development rate of home sites; competition; the availability of real estate assets at prices which meet our investment criteria; our ability to reduce expense levels, implement rent increases, use leverage and other risks set forth in our SEC filings. Readers should carefully review American Land Lease’s Annual Report on Form 10-K for the year ended December 31,2002 and the other documents American Land Lease files from time to time with the Securities and Exchange Commission.

	4th Quarter 2003 Projected		Full Year 2003 Projected
FFO		$0.34 to $0.36		$1.42 to $1.44
AFFO	$ $	0.31 to 0.33	$ $	1.38 to 1.40
Diluted Earnings Per Share	$ $	0.26 to 0.28	$ $	1.39 to 1.41
Same Store Sales
Revenue Growth		7.9% to 9.6%		7.8% to 9.6%
Expense Growth		4.5% to 6.5%		4.2% to 6.0%
NOI Growth		9.0% to 11.0%		8.8% to 10.0%
Home Sales Operating Income		$700,000		$3,172,000
General and Administrative Expenses		$660,000		$2,626,000
Other Income		$34,000		$527,000
Capital Replacements (per unit)		$32		$127
Depreciation		$675,000		$2,647,000